CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amended Quarterly Report on Form 10-QSB of Anmore, Inc. for the Quarter Ending March 31, 2005, I, Giorgio Saumat, Principal Executive Officer and Principal Financial Officer of Anmore, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.       Such Quarterly Report on Form 10-QSB for the period ending March 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.       The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2005, fairly represents in all material respects, the financial condition and results of operations of Anmore, Inc.

Dated: May 23, 2005

ANMORE, INC.

By:	/s/ Giorgio Saumat Principal Executive Officer and Principal Financial Officer